EXHIBIT 10.24

FORMULA FOR DETERMINING 2015 TARGET PERFORMANCE SHARE UNIT
AWARDS TO BE ISSUED TO NAMED EXECUTIVE OFFICERS
The target number of performance share units to be issued to each Named Executive Officer listed below for 2015 will be determined in accordance with the following formula:

2015 Target Number PSU Awards	=	Base Salary as of 1/1/15	x	Long‑Term Incentive Target listed below
Average closing price of Ameren Corporation Common Stock on The New York Stock Exchange for each trading day in December 2014

NAMED EXECUTIVE OFFICER	LONG-TERM INCENTIVE TARGET AS PERCENT OF BASE SALARY
Baxter	350%
Lyons	185%
Naslund	150%
Nelson	160%
Moehn	165%
Mark	165%
Diya	140%
Cole	140%
Steinke	100%